AMENDMENT NO. 10 TO PURCHASE OF SERVICE AGREEMENT
                      BETWEEN THE COMMUTER RAIL DIVISION AND THE
                      CHICAGO AND NORTH WESTERN RAILWAY COMPANY


               The Commuter Rail Division of the Regional Transportation Authority ("CRD") and the Chicago and North Western Railway Company ("Railroad") hereby agree to amend the Purchase of Service Agreement ("Agreement") between the CRD and the C&NW dated October 1, 1984, as follows:

          1. Section 3.01--Property Dispositions shall be amended to read:

               "(a) Railroad agrees that (1) it will not sell, lease, abandon, scrap or otherwise dispose of any of the properties described in subsection 3.01(b) below ('Contract Services Property'), if such disposition will impair the performance by Railroad of the Contract Services which are required to be provided at the time of such disposition or any time during the term of this Agreement; and (2) in any case not within clause (1) above, it will not sell, lease, mortgage, abandon, scrap or otherwise dispose of or encumber any Contract Services Property unless, not less than 45 days prior to the earlier of the date of such sale, lease, mortgage, abandonment, scrapping or other disposition or the entering into by Railroad of any agreement therefore, written notice thereof is given by Railroad to the CRD, which notice shall set forth a description of the property to be disposed of, and the price and other terms and conditions of such proposed disposition. The requirements of clause (2) above shall not apply to a disposition of property to a party having eminent domain power or for public or quasi-public utility purposes or to property leased if the lease is cancelable upon not more than 90-day notice. With respect to Contract Services Property which is used primarily for Contract Services, Railroad shall offer in such notice, with the exception of notices of mortgages, to transfer such property to the CRD at a price and on other terms and conditions not less favorable than those of the proposed disposition. If the CRD does not accept such offer within such 45 days, the offer shall be deemed to be rejected."

          2. Section 3.03 Chicago Passenger Terminal shall be amended by deleting the entire section, and the deletion will be replaced with:

               "CRD owns the Chicago Passenger Terminal (CPT). Railroad shall, during the term of this Agreement or any extension thereof, continue to operate and maintain CPT to provide Contract Services or Public Transportation Services in the same manner and subject to the same terms of this Agreement as Railroad operates and maintains its property described in Section 2.02 hereof and in accordance with the sale agreement with Railroad of the CPT.
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               CRD has agreement with the owners of CitiCorp Center
          (Atrium) for commuter access, a ticket office and office space and the Railroad shall, during the term of this Agreement, continue to operate and maintain this space to provide Contract Services or Public Transportation Services in the manner set forth in the CRD agreements covering the Atrium."

          3. Section 6.02(a)(2) Reimbursable Expenses shall be amended to read:

               "For the period prior to January 1, 1995, depreciation, based on the original cost of property notwithstanding any subsequent write-down on Railroad's books, shall, except as limited by Section 6.02(b)(16), be treated as Reimbursable Expenses, as set forth in Amendment No. 9. For the period beginning January 1, 1995, depreciation, at the annual flat rate of $1,635,489 and without adjustment during the term of this Agreement, which, on a monthly basis, equals $136,290.75, shall, except as limited by Section 6.02(b)(16), be treated as Reimbursable Expenses."

          4. Section 6.02(b)(19) Reimbursable Expenses shall be amended to read:

               "(19) Expenses chargeable to AFE's under the Railroad's accounting system as in effect on January 1, 1994, unless such expenditure has the prior written approval of the CRD, provided, however, AFE expenses are Reimbursable Expenses to the extent that expenses charged to each AFE do not exceed $10,000 per AFE and that the accumulation of such AFE expenses incurred without CRD approval does not exceed $50,000 in any Calendar Year;
          and...."

          5. Section 6.06 Additional Compensation shall be amended to read:

               "a) For the period beginning January 1, 1995, in addition to Compensation, Railroad shall receive for each month during the Agreement Term additional compensation in the amount of $142,500.00 for an annual total of $1,710,000 ('Additional Compensation')."

          6. Section 6.06 Additional Compensation shall be amended by adding:

               "(d) The Parties agree to enter into a Benefit Sharing Program ('BSP') which provides for the implementation of new programs and procedures designed to promote cost savings in the provision of commuter rail service. The Parties further agree to share at a rate of 80% for Railroad and 20% for CRD all first-year savings and for the following two years to share equally savings incurred from the implementation of any BSP program

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          originating with the Railroad.  Upon 30 days written notice with supporting documentation, CRD shall consider and respond in writing within 15 days. No program will be implemented without the express written consent of both parties."

          7.   Section 11.01(a) Duration shall be amended by deleting:

                                 "December 31, 1994"

               The deletion shall be replaced with:

                                 "December 31, 1998"

          8.   Section 13.17 Railroad name Change shall be added:

               "At the 1994 Annual Meeting, Railroad's shareholders voted to change the name of Chicago and North Western Transportation Company to 'Chicago and North Western Railway Company'. This name change shall be made in each place that it appears in the Agreement."


               IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates written below.



          THE COMMUTER RAIL DIVISION OF THE     CHICAGO AND NORTH WESTERN
          REGIONAL TRANSPORTATION AUTHORITY     RAILWAY COMPANY

          By    /s/ Philip A. Pagano            By   /s/ J. W. Conlon
                    Philip A. Pagano                     J. W. Conlon
                   Executive Director                Senior Vice President
                                                        Administration

          Signed on this  29th  day of          Signed on this  22nd  day
                December      , 1994            of     December    , 1994

          Attest  /s/ Maureen Pochron           Attest /s/ K. A. Dombrowski














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